                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            GABLES RESIDENTIAL TRUST
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March 31, 2000

Dear Shareholder:

    You are cordially invited to attend the annual meeting of shareholders of Gables Residential Trust to be held Tuesday, May 16, 2000 at 9:00 a.m. local time. The meeting will take place at The Vinings Club, located in Overlook III, the office building of Gables' headquarters at 2859 Paces Ferry Road, Atlanta, Georgia.

     The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company's affairs by voting on the matters described in the proxy statement. At the meeting, we will also review Gables' operations, report on 1999 financial results and discuss Gables' plans for the future. Our trustees and management team will be available to answer any questions you may have. We hope that you will be able to attend.

     Your vote is important to us. Whether you plan to attend the meeting or not, please either complete the enclosed proxy card and return it as promptly as possible, or vote via the internet or by calling the toll-free telephone number. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

     Thank you for your continued support and interest in Gables.

Sincerely,

/s/ Chris D. Wheeler

Chris D. Wheeler
Chairman of the Board and
Chief Executive Officer

GABLES RESIDENTIAL TRUST

2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2000
___________________

    The 2000 annual meeting of shareholders of Gables Residential Trust will be held on Tuesday, May 16, 2000 at 9:00 a.m. local time. The meeting will take place at The Vinings Club, located in Overlook III, the office building of Gables' headquarters at 2859 Paces Ferry Road, Atlanta, Georgia. Shareholders will vote upon the following proposals at the meeting:

    1.    To elect three Class III trustees to serve until the 2003 annual meeting of shareholders and one Class I trustee to serve until the 2001 annual meeting of shareholders.

    2.    To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements.

    You may vote if you are a shareholder of record as of the close of business on March 17, 2000. If you do not plan to attend the meeting and vote your common shares in person, please vote in one of the following ways:

  Use the toll-free telephone number shown on the proxy card;
  Go to the website address shown on the proxy card and vote over the Internet; or
  Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

    Any proxy may be revoked at any time prior to its exercise at the annual meeting.

                            By Order of the Board of Trustees
                            /s/ Marvin R. Banks, Jr.
                            Marvin R. Banks, Jr.
                            Secretary

March 31, 2000

TABLE OF CONTENTS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
    What is the purpose of the annual meeting?
    Who is entitled to vote?
    Who can attend the meeting?
    How many shares must be represented at the meeting in order to hold the meeting?
    How do I vote?
    Will other matters be voted on at the annual meeting?
    Can I revoke my proxy instructions?
    What other information should I review before voting?

PROPOSAL 1: ELECTION OF TRUSTEES
    Introduction
    Vote Required
    Recommendation
    Information Regarding Nominees, Other Trustees and Executive Officers
    Board of Trustees and Committees

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS
    Trustee Compensation
    Executive Compensation
    Summary Compensation Table
    Option Grants in Fiscal Year 1999
    Aggregated Option Exercises in Fiscal Year 1999 and Fiscal Year-End Option Values
    Employment Agreements
    Separation Agreements
    Share Performance Graph
    1994 Share Option Plan
    Incentive Compensation Plan
    Deferred Compensation Plan

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
    Compensation Committee Interlocks and Insider Participation

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
    Beneficial Ownership Table
    Section 16(a) Beneficial Ownership Reporting Compliance

OTHER MATTERS
    Independent Public Accountants
    Expenses of Solicitation
    Shareholder Proposals

March 31, 2000

GABLES RESIDENTIAL TRUST

2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

___________________

PROXY STATEMENT

___________________

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Gables Residential Trust for use at the 2000 annual meeting of shareholders to be held on Tuesday, May 16, 2000 at 9:00 a.m. local time. The meeting will take place at the Vinings Club, located in Overlook III, the office building of Gables' headquarters at 2859 Paces Ferry Road, Atlanta, Georgia, and at any adjournments or postponements of the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

     At the annual meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of four trustees and any other matters that may properly come before the meeting.

Who is entitled to vote?

    All shareholders of record of Gables' common shares at the close of business on March 17, 2000, which is referred to as the record date, are entitled to receive notice of the annual meeting and to vote the common shares held by them on the record date. Each outstanding common share entitles its holder to cast one vote for each matter to be voted upon.

Who can attend the meeting?

    All shareholders of record of Gables' common shares at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting.

How many shares must be represented at the meeting in order to hold the meeting?

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding common shares entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. As of the record date, there were 24,541,719 common shares outstanding and entitled to vote at the annual meeting. Shares that reflect abstentions or "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. Under the rules of the New York Stock Exchange, brokers and other nominees do not have discretionary voting power to vote such shares on non-routine matters without specific voting instructions from the beneficial owners of the shares.

How do I vote?

    If your common shares are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your common shares voted.

    If you hold your shares in your own name as a holder of record, you may vote in person at the annual meeting or instruct the proxy holders named in the enclosed proxy card how to vote your common shares by:

  using the toll-free telephone number shown on the proxy card;
  going to the website address shown on the proxy card and voting over the Internet; or
  marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided to you. Please note that if you vote by telephone or over the Internet, you do not need to return your proxy card.
Will other matters be voted on at the annual meeting?

    We are not aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

    You may revoke your proxy at any time before it has been exercised by:

  filing a written revocation with the Secretary of Gables at the address set forth below;
  filing a duly executed proxy bearing a later date; or
  appearing in person and voting by ballot at the annual meeting.

    Any shareholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

    Our 1999 annual report, including financial statements for the fiscal year ended December 31, 1999, is being mailed to shareholders concurrently with this proxy statement. The annual report, however, is not part of the proxy solicitation material. A copy of our annual report filed with the Securities and Exchange Commission (the "SEC") on Form 10-K, including the financial statements and the financial statement schedules, may be obtained without charge by:

  writing to the Secretary of Gables Residential Trust at the following address: 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339;
  accessing the EDGAR database at the SEC's website at www.sec.gov;
  going to Gables' website at www.gables.com; or
  contacting the SEC by telephone at (800) SEC-0330.

PROPOSAL 1: ELECTION OF TRUSTEES

Introduction

    The Board of Trustees of Gables currently consists of nine members who are divided into three classes. At the annual meeting, three Class III trustees will be elected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified and one Class I trustee will be elected to serve until the 2001 Annual Meeting and until his successor is duly elected and qualified.

    The Board of Trustees has nominated Lauralee E. Martin, Mike E. Miles and John T. Rippel to serve as the Class III trustees and James D. Motta to serve as the Class I trustee. All of the nominees are currently serving as trustees of Gables. The Board of Trustees anticipates that the nominees will continue to serve, if elected, as trustees. However, if any of the nominees should be unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend. The Board of Trustees will consider a nominee for election to the Board of Trustees recommended by a shareholder of record if the shareholder submits the nomination in compliance with the requirements of Gables' bylaws. See "Other Matters—Shareholder Proposals" for a summary of these requirements.

Vote Required

    Trustees must be elected by a plurality of the votes cast at the annual meeting. This means that the four nominees receiving the highest number of "yes votes" will be elected as trustees. Votes may be cast FOR or WITHHELD FROM each nominee. Votes cast FOR the nominees will count as "yes votes"; votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

    Furthermore, if you hold your common shares in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote and will have no effect. If, however, your common shares are held by a broker, bank or other nominee (i.e., in "street name") and you fail to give instructions as to how you want your shares voted, the broker, bank or other nominee may vote the shares in their own discretion.

Recommendation

    The Board of Trustees unanimously recommends a vote FOR the nominees.

Information Regarding Nominees, Other Trustees and Executive Officers

    The following biographical descriptions set forth certain information with respect to the four nominees for re-election as trustees at the annual meeting, the incumbent trustees who are not up for election at this annual meeting and the executive officers who are not trustees. This information has been furnished by the respective individuals. References in these descriptions to "Gables' predecessor" mean the Atlanta, Houston or Dallas Divisions of Trammell Crow Residential. The following information is as of February 1, 2000:

Nominees for Election as Trustees—Term Expiring 2003

    Lauralee E. Martin. Ms. Martin is a trustee of Gables. Since 1996, Ms. Martin has served as Chief Financial Officer of Heller Financial Inc., an international commercial finance company. Ms. Martin reports directly to the Chairman and oversees the treasury operations, tax, asset distribution, investor relations and controller functions. From 1993 to 1996, Ms. Martin served as Senior Group President of Heller. Prior to joining Heller Financial Inc., she held various positions at General Electric Credit Corporation, including President of General Electric Mortgage and Manager of Construction Lending Operations. Ms. Martin received her MBA from the University of Connecticut and her bachelor's degree from Oregon State University. She is 49 years old.

    Mike E. Miles. Dr. Miles is a trustee of Gables and is currently self-employed in an investment management and consulting capacity. From 1994 to 1999, he was Portfolio Manager and Head of Real Estate Research for the Fidelity Real Estate Asset Manager, a series of institutional investment vehicles that combine public securities with direct real estate ownership. Prior to joining Fidelity, Dr. Miles was Executive Vice President of the Prudential Realty Group and Managing Director of Prudential Real Estate Investors. He previously held full-time academic positions at the University of North Carolina at Chapel Hill, the University of Wisconsin—Madison, and the University of Hawaii—Manoa. Before entering academia, he served as Vice President, Finance for Alpert Invest Corporation, a real estate development firm. Dr. Miles received his bachelor's degree from Washington and Lee University, his MBA from Stanford University, and his Ph.D. from the University of Texas at Austin. He is 53 years old.

    John T. Rippel. Mr. Rippel is a trustee of Gables. He served as President and Chief Operating Officer of Gables from December, 1995 to May, 1999. From the time of Gables' initial public offering in January, 1994 to December, 1995, Mr. Rippel served as Senior Vice President and was responsible for the development and acquisition of multifamily communities in Houston, San Antonio and Austin. He joined Gables' predecessor in 1982 as Chief Financial Officer for its start-up operation in Houston and later led the expansion of the organization into the Southwestern United States. Prior to joining Gables' predecessor, Mr. Rippel was a CPA with Kenneth Leventhal Company, a national public accounting firm recognized for its expertise in the real estate industry. Mr. Rippel is a graduate of The University of Texas at Austin, where he received a bachelor's degree in accounting. He is 45 years old.

Nominee for Election as Trustee—Term Expiring 2001

    James D. Motta. Mr. Motta is a trustee of Gables. He is currently President and Chief Executive Officer of St. Joe/Arvida Company, a major real estate development company headquartered in Boca Raton, Florida. Throughout its 41-year history, Arvida has built more than 50 master-planned communities comprising more than 35,000 new homes and developed approximately 5 million square feet of commercial and industrial facilities. In November, 1997, the assets of Arvida were acquired by the St. Joe Company. Mr. Motta joined Arvida in 1980 and, prior to becoming President and Chief Executive Officer in April, 1995, held various positions, including President of certain divisions, Executive Vice President and Chief Operating Officer. Mr. Motta is a graduate of the University of Florida and a licensed general contractor and licensed real estate broker in the state of Florida. He is an active member of the Urban Land Institute and serves on its Recreation Development Council. Mr. Motta is on the Board of Directors of Corrections Property Trust, the Board of Directors of the Broward Workshop, a member of the Association of Florida Community Developers and a founding member of Education Partners, Inc., a company that strives to bring world-class educational experience to public and private school systems. He is 43 years old.

Incumbent Trustees—Term Expiring 2001

    Marcus E. Bromley. Mr. Bromley is a trustee of Gables. He most recently served as Chairman of the Board of Trustees and Executive Chairman from April, 1999 through December 31, 1999. Prior to becoming Executive Chairman in April, 1999, Mr. Bromley was Chairman of the Board of Trustees and Chief Executive Officer, positions he held since Gables' initial public offering in January, 1994. He also served as President of Gables from the time of the initial public offering until December, 1995 when Mr. Rippel was named President and Chief Operating Officer. Mr. Bromley joined Gables' predecessor in 1982 and was responsible for overseeing the development and lease-up of multifamily properties in the Southeastern United States. Prior to that, he was Chief Financial Officer for a large engineering firm and Assistant Treasurer for the Amelia Island Company. Mr. Bromley received his MBA from the University of North Carolina at Chapel Hill and his bachelor's degree in economics from Washington and Lee University. He is a former president of the Atlanta Apartment Association and currently serves on the Board of Directors of the National Multi-Housing Council as well as the Board of Advisors for The School of Commerce, Economics and Politics at Washington and Lee University. He is 50 years old.

    David M. Holland. Mr. Holland is a trustee of Gables. He is a retired Senior Vice President and Assistant to the Chairman of the Board of DSC Communications Corporation, a communications equipment company listed on the New York Stock Exchange, which was acquired by Alcatel, a company based in France. He formerly served as Senior Vice President, Sales, Marketing and Service, as well as Corporate Planning and Development for DSC Communications Corporation. Prior to joining DSC Communications Corporation, Mr. Holland held various positions such as Executive Vice President and Chief Marketing Officer at Sprint Communication Company as well as executive positions at Datapoint Corporation and Xerox Corporation. He received his bachelor's degree in business from Michigan State University. Mr. Holland is 63 years old.

Incumbent Trustees—Term Expiring 2002

    John W. McIntyre. Mr. McIntyre is a trustee of Gables. He is a former Vice Chairman of the Board of Directors of Citizens and Southern Corporation, a bank holding company, and former Chairman of the Board of Directors and Chief Executive Officer of Citizens and Southern Georgia Corporation and Citizens and Southern National Bank. Mr. McIntyre is a director or trustee of a number of organizations, including the Invesco Global Health Science Fund, the Invesco Mutual Funds and affiliated entities, and the Kaiser Foundation Health Plan of Georgia. Mr. McIntyre received his bachelor's degree in business administration from Emory University School of Business and attended the Business Executive Management Program at Stanford University Graduate School of Business. He is 69 years old.

    D. Raymond Riddle. Mr. Riddle is a trustee of Gables. He is a retired Chairman of the Board of Directors and Chief Executive Officer of National Service Industries, Inc., a diversified manufacturing and service company. Mr. Riddle served in an executive capacity with National Service Industries, Inc. from January, 1993 until his retirement in February, 1996. Prior to that, Mr. Riddle served as President and Chief Executive Officer of Wachovia Bank of Georgia, N.A. and of Wachovia Corporation of Georgia, the parent company of Wachovia Bank of Georgia, N.A. Mr. Riddle serves as a director of AMC, Inc., Atlanta Gas Light Company, Atlantic American Corporation, Equifax, Inc., and Munich American Reassurance Company. He is 66 years old.

    Chris D. Wheeler. Mr. Wheeler is Chairman of the Board of Trustees, President and Chief Executive Officer of Gables. He succeeded Mr. Bromley as Chairman of the Board of Trustees on January 1, 2000 and as Chief Executive Officer in April, 1999. Mr. Wheeler succeeded Mr. Rippel as President in May, 1999. Prior to that, he served as a trustee and Senior Vice President of Gables since Gables' acquisition of the business and properties of Trammell Crow Residential's South Florida operations in April, 1998. Previously, Mr. Wheeler had 16 years experience with various Trammell Crow entities. He was Group Managing Partner responsible for all Trammell Crow Residential multifamily residential development and management in South Florida, the South Central United States, and the Mid-Atlantic and Northeast United States. Mr. Wheeler graduated with honors from the California Institute of Technology with a major in applied physics. He received his MBA from Harvard Graduate School of Business in 1980. Mr. Wheeler currently serves as Chairman of the Architectural Review Board in the town of Gulf Stream, Florida and is a Director of the Delray Beach Public Library Board. In addition to being a member of the Urban Land Institute, he also serves as a Director on the National Multi-Housing Council. He is 43 years old.

Executive Officers Who Are Not Trustees

    C. Jordan Clark. Mr. Clark has served as Senior Vice President of Gables since Gables' initial public offering in January, 1994 and, since 1997, as Chief Investment Officer in charge of Gables' development, acquisition and disposition efforts. He joined Gables' predecessor in 1986 as a development associate. Prior to that, Mr. Clark was curator of the 3M art collection in Minnesota. He received his MBA from the University of North Carolina at Chapel Hill and holds a master's degree in art history from the University of Virginia and an undergraduate degree in English from Davidson College. Mr. Clark is a member of the Multifamily Council of the Urban Land Institute. He is 44 years old.

    Marvin R. Banks, Jr. Mr. Banks is Senior Vice President, Secretary and Chief Financial Officer of Gables, and has been since Gables' initial public offering in January, 1994. He is responsible for corporate financings, financial reporting, accounting and tax matters. Mr. Banks joined Gables' predecessor in 1987 and, since 1990, was the Chief Financial Officer for certain divisions. Prior to joining Gables' predecessor, he was a CPA with Ernst & Young, where he specialized in the financial services and construction industries. Mr. Banks is a graduate of the University of Texas at Austin with a bachelor's degree in accounting and a member of the Urban Land Institute. He is 38 years old.

    Michael M. Hefley. Mr. Hefley is Senior Vice President and Chief Operating Officer of Gables. Prior to succeeding Mr. Rippel in this role in May, 1999, Mr. Hefley served as Vice President of fee-managed operations since Gables' acquisition of the business and properties of Trammell Crow Residential's South Florida operations in April, 1998. Previously, Mr. Hefley was with Trammell Crow Residential for 13 years where he began his career as District Manager in Maryland and Virginia. He relocated to South Florida in 1985 and later became Executive Vice President for the Florida region. Mr. Hefley has a total of 17 years in the real estate and property management business. He holds a bachelor's degree in business from Southwest Texas State University and is an active member of the Palm Beach, Broward and Dade Apartment Associations. He is 41 years old.

Board of Trustees and Committees

    Gables is managed by a nine member board of trustees, all of whom are independent of management, except Mr. Wheeler. The Board of Trustees is divided into three classes, and the members of each class of trustees serve for staggered three-year terms. The Board is composed of three Class I Trustees (Mr. Bromley, Mr. Holland and Mr. Motta), three Class II Trustees (Mr. McIntyre, Mr. Riddle and Mr. Wheeler), and three Class III Trustees (Ms. Martin, Dr. Miles and Mr. Rippel). The terms of the Class I and Class II trustees will expire upon the election and qualification of trustees at the annual meetings of shareholders held in 2001 and 2002, respectively. At each annual meeting of shareholders, trustees will be re-elected or elected for a full term of three years to succeed those trustees whose terms are expiring.

    Gables GP, Inc. is a wholly-owned subsidiary of Gables Residential Trust and the sole general partner of Gables Realty Limited Partnership (the "Operating Partnership"), the entity through which Gables Residential Trust principally conducts its business operations. The Board of Directors of Gables GP, Inc. and the Board of Trustees of Gables Residential Trust each have the same members.

    The Board of Trustees met eight times in 1999. Each trustee attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees of which he or she was a member.

    Audit Committee. The Board of Trustees has established an Audit Committee currently consisting of Mr. McIntyre, as Chairperson, Mr. Riddle and Mr. Rippel. The Audit Committee is responsible for (1) making recommendations concerning the engagement of independent public accountants, (2) reviewing the plans and results of the audit engagement with the independent public accountants, (3) reviewing the independence of the independent public accountants, (4) considering the range of audit and non-audit fees and (5) reviewing the adequacy of Gables' internal accounting controls. The Audit Committee met two times in 1999.

    Compensation Committee. The Board of Trustees has established a Compensation Committee, currently consisting of Mr. Holland, as Chairperson, and Ms. Martin, Mr. McIntyre and Mr. Riddle. The Compensation Committee exercises all powers of the Board of Trustees in connection with the compensation of executive officers, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Fourth Amended and Restated 1994 Share Option and Incentive Plan (the "1994 Share Option Plan" or "Plan") and cash bonuses under Gables' Incentive Compensation Plan. The Compensation Committee met three times in 1999.

    Investment Committee. Each of the Board of Directors of Gables GP, Inc. and the Board of Trustees of Gables has established an Investment Committee of its respective Board, currently consisting of Ms. Martin, as Chairperson, Mr. Bromley, Mr. Rippel and Mr. Wheeler. In general, the Investment Committee of Gables GP, Inc. has authority to cause Gables GP, Inc., as general partner of the Operating Partnership, to make investment decisions on behalf of the Operating Partnership; provided, however, that the general subject matter of any such decision must have been previously approved by the full Board of Directors of Gables GP, Inc. The Investment Committee of Gables has authority to enable Gables to guarantee indebtedness with respect to duly approved transactions entered into or to be entered into by the Operating Partnership. The Investment Committees of Gables GP, Inc. and Gables met five times in 1999.

    Nominating Committee. The Board of Trustees has established a Nominating Committee consisting of Mr. Wheeler, as Chairperson, Mr. Bromley, Ms. Martin and Mr. McIntyre. The Nominating Committee is primarily responsible for making recommendations to the Board with respect to (1) the size, composition, structure, functions, policies and practices of the Board and its committees, (2) the qualifications to be sought in the selection of persons to be considered for election to the office of Trustee and each committee of the Board, (3) the procedures for identifying and recruiting qualified candidates for election to the office of Trustee, (4) the candidates for election to fill vacancies in the office of Trustee and each committee of the Board, (5) the slate of nominees for election to the office of Trustee at each annual meeting of shareholders, and (6) the evaluation of the Board's performance, its relationship with management, and of individual trustees. The Nominating Committee met one time in 1999.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Trustee Compensation

    Trustees of Gables who are also employees receive no additional compensation for their services as trustees. During 1999, each non-employee trustee received for his or her service as a trustee a quarterly trustee's fee of $5,000, $1,300 per day for personal attendance at any meetings of the full Board of Trustees, and $500 per day for personal attendance at any committee meetings held on days on which no meetings of the full Board of Trustees were held. In addition, in 1999, the Investment Committee chairperson received $5,000 and the other committee chairpersons each received $2,500. Non-employee trustees may elect to waive part or all of such fees in exchange for common share grants under the 1994 Share Option Plan.

    Under the 1994 Share Option Plan, following the 1999 annual meeting of shareholders, each of Gables' non-employee trustees received 250 unrestricted common shares and an option to purchase 2,500 common shares at the market price on the date of grant. All such options vest one year after the date of grant.

    Gables has adopted a deferred compensation program for non-employee trustees pursuant to which non-employee trustees may elect to receive, on a deferred basis, common shares in lieu of cash fees. These trustees may also elect to defer receipt of common shares granted to them as non-cash compensation. During the term of deferral, credits in the form of additional common shares are made to the non-employee trustees' deferral accounts to reflect dividends paid on the common shares previously credited to the accounts. All deferred amounts will be settled in common shares, either in a lump sum or annual installments, following termination of membership on the Board of Trustees.

Executive Compensation

    Summary Compensation Table. The following table sets forth the compensation awarded to the Chief Executive Officer and the five other most highly compensated executive officers whose total salary and bonus exceeded $100,000 during each of the fiscal years ended December 31, 1999, 1998 and 1997.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Share Awards ($)		Options (#)	All Other Compensation ($)	(1)

Chris D. Wheeler (2)	1999	$301,781	$409,844	(3)	$254,531	(4)	200,000	$ 1,769
Chairman of the Board, President and Chief Executive Officer	1998	142,500	199,100	(5)	117,015	(6)	156,300	643

C. Jordan Clark	1999	250,000	188,406	(7)	152,719	(8)	0	2,480
Senior Vice President	1998	182,500	260,879	(9)	126,387	(10)	150,000	3,492
And Chief Investment Officer	1997	152,000	118,713	(11)	176,137	(12)	0	3,448

Michael M. Hefley (13)	1999	188,233	198,078	(14)	144,234	(15)	0	1,753
Senior Vice President and Chief Operating Officer

Marvin R. Banks, Jr.	1999	225,000	127,438	(16)	101,813	(17)	0	5,360
Senior Vice President	1998	176,250	242,784	(18)	184,976	(19)	100,000	6,301
and Chief Financial Officer	1997	152,000	81,688	(20)	80,062	(21)	0	5,938

Marcus E. Bromley (22)	1999	255,959	224,435	(23)	166,475	(24)	0	920,062	(25)
Former Chairman of the Board, Executive	1998	246,250	340,558	(26)	236,800	(27)	200,000	6,074
Chairman and Chief Executive Officer	1997	180,000	112,025	(28)	96,075	(29)	0	5,110

John T. Rippel (30)	1999	106,233	0		0		0	1,001,968	(31)
Former President and Chief Operating	1998	218,750	289,939	(32)	205,691	(33)	150,000	6,903
Officer	1997	160,000	101,688	(34)	80,062	(35)	0	6,742

(1) 1999 amounts include Gables' matching contribution under its 401(k) plan ($1,339 for Mr. Wheeler, $2,000 for Mr. Clark, $1,333 for Mr. Hefley, $5,000 for Mr. Banks, $3,333 for Mr. Bromley and $5,000 for Mr. Rippel) and the value of premiums paid by Gables for split-dollar life insurance coverage for 1999 ($430 for Mr. Wheeler, $480 for Mr. Clark, $420 for Mr. Hefley, $360 for Mr. Banks, $820 for Mr. Bromley and $0 for Mr. Rippel).

(2) In April, 1999, Mr. Wheeler succeeded Mr. Bromley in the role of Chief Executive Officer, and on January 1, 2000, Mr. Wheeler succeeded Mr. Bromley as Chairman of the Board of Trustees. Mr. Wheeler was originally hired as a Senior Vice President in April, 1998. Accordingly, there is no compensation information provided for periods prior to April 1, 1998.

(3) Amount consists of (i) $325,000 which was paid in cash in 2000 and (ii) 3,750 unrestricted shares awarded on January 17, 2000 valued at $22.625 per share.

(4) Consists of 11,250 restricted shares awarded on January 17, 2000 valued at $22.625 per share. These restricted shares vest in three equal annual installments beginning January 1, 2001. Dividends are payable on these restricted shares.

(5) Amount consists of (i) $140,615 which was paid in cash in 1999 and (ii) 2,666 unrestricted shares awarded on April 1, 1999 valued at $21.9375 per share.

(6) Consists of 5,334 restricted shares awarded on April 1, 1999 valued at $21.9375 per share. These restricted shares vest in two equal annual installments beginning April 1, 2000. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 1999 was $128,016.

(7) Amount consists of (i) $137,500 which was paid in cash in 2000 and (ii) 2,250 unrestricted shares awarded on January 17, 2000 valued at $22.625 per share.

(8) Consists of 6,750 restricted shares awarded on January 17, 2000 valued at $22.625 per share. These restricted shares vest in three equal annual installments beginning January 1, 2001. Dividends are payable on these restricted shares.

(9) Amount consists of (i) $218,750 which was paid in cash in 1999 and (ii) 1,812 unrestricted shares awarded on February 9, 1999 valued at $23.25 per share.

(10) Consists of 5,436 restricted shares awarded on February 9, 1999 valued at $23.25 per share. These restricted shares vest in three equal annual installments beginning January 1, 2000. Dividends are payable on these restricted shares. The value of such restricted shares as of December 31, 1999 was $130,464.

(11) Amount consists of (i) $60,000 which was paid in cash in 1998 and (ii) 2,200 unrestricted shares awarded on February 12, 1998 valued at $26.6875 per share.

(12) Consists of 6,600 restricted shares awarded on February 12, 1998 valued at $26.6875 per share. These restricted shares vest in three equal annual installments beginning January 1, 1999. Dividends are payable on these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 1999 was $158,400.

(13) Mr. Hefley was originally hired as a Vice President in April, 1998. In May, 1999, Mr. Hefley succeeded Mr. Rippel in the role of Chief Operating Officer. Accordingly, there is no compensation information provided for periods prior to January 1, 1999.

(14) Amount consists of (i) $150,000 which was paid in cash in 2000 and (ii) 2,125 unrestricted shares awarded on January 17, 2000 valued at $22.625 per share.

(15) Consists of 6,375 restricted shares awarded on January 17, 2000 valued at $22.625 per share. These restricted shares vest in three equal annual installments beginning January 1, 2001. Dividends are payable on these restricted shares.

(16) Amount consists of (i) $93,500 which was paid in cash in 2000 and (ii) 1,500 unrestricted shares awarded on January 17, 2000 valued at $22.625 per share.

(17) Consists of 4,500 restricted shares awarded on January 17, 2000 valued at $22.625 per share. These restricted shares vest in three equal annual installments beginning January 1, 2001. Dividends are payable on these restricted shares.

(18) Amount consists of (i) $181,125 which was paid in cash in 1999, (ii) 1,000 unrestricted shares awarded on April 1, 1998 valued at $27.0625 per share, and (iii) 1,488 unrestricted shares awarded on February 9, 1999 valued at $23.25 per share.

(19) Consists of (i) 3,000 restricted shares awarded on April 1, 1998 valued at $27.0625 per share which vest in three equal annual installments beginning April 1, 1999 and (ii) 4,464 restricted shares awarded on February 9, 1999 valued at $23.25 per share which vest in three equal annual installments beginning January 1, 2000. Dividends are payable on all of these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 1999 was $179,136.

(20) Amount consists of (i) $55,000 which was paid in cash in 1998 and (ii) 1,000 unrestricted shares awarded on February 12, 1998 valued at $26.6875 per share.

(21) Consists of 3,000 restricted shares awarded on February 12, 1998 valued at $26.6875 per share. These restricted shares vest in three equal annual installments beginning January 1, 1999. Dividends are payable on these restricted shares. The value of such restricted shares (both vested and unvested) as of December 31, 1999 was $72,000.

(22) Mr. Bromley was succeeded by Mr. Wheeler as Chairman of the Board of Trustees on January 1, 2000 and as Chief Executive Officer in April, 1999. From April, 1999 through December 31, 1999, Mr. Bromley held the role of Executive Chairman. See "Separation Agreements."

(23) Amount consists of (i) $168,958 which was paid in cash in 2000 and (ii) 2,452 unrestricted shares awarded on January 17, 2000 valued at $22.625 per share.

(24) Consists of 7,358 restricted shares awarded on January 17, 2000 valued at $22.625 per share. These restricted shares were scheduled to vest in three equal annual installments beginning January 1, 2001. Pursuant to Mr. Bromley's separation agreement dated January 31, 2000, all restricted shares became fully vested effective as of the date of grant.

(25) Amount includes a lump sum severance payment of $915,909 made in 2000 pursuant to Mr. Bromley's separation agreement.

(26) Amount consists of (i) $261,625 which was paid in cash in 1999, (ii) 1,000 unrestricted shares awarded on April 1, 1998 valued at $27.0625 per share, and (iii) 2,231 unrestricted shares awarded on February 9, 1999 valued at $23.25 per share.

(27) Consists of (i) 3,000 restricted shares awarded on April 1, 1998 valued at $27.0625 per share which were scheduled to vest in three equal annual installments beginning April 1, 1999 and (ii) 6,693 restricted shares awarded on February 9, 1999 valued at $23.25 per share which were scheduled to vest in three equal annual installments beginning January 1, 2000. The value of such restricted shares (both vested and unvested) as of December 31, 1999 was $232,632. Pursuant to Mr. Bromley's separation agreement, all restricted shares became fully vested effective as of January 1, 2000. Dividends were payable on these restricted shares.

(28) Amount consists of (i) $80,000 which was paid in cash in 1998 and (ii) 1,200 unrestricted shares awarded on February 12, 1998 valued at $26.6875 per share.

(29) Consists of 3,600 restricted shares awarded on February 12, 1998 valued at $26.6875 per share. These restricted shares were scheduled to vest in three equal annual installments beginning January 1, 1999. The value of such restricted shares (both vested and unvested) as of December 31, 1999 was $86,400. Pursuant to Mr. Bromley's separation agreement, all restricted shares became fully vested effective as of January 1, 2000. Dividends were payable on these restricted shares.

(30) Effective May, 1999, Mr. Rippel resigned as President and Chief Operating Officer. Mr. Hefley assumed the role of Chief Operating Officer and Mr. Wheeler assumed the role of President. See "Separation Agreements."

(31) Amount includes a lump sum severance payment of $996,968 made in 1999 pursuant to Mr. Rippel's separation agreement dated July 1, 1999.

(32) Amount consists of (i) $221,375 which was paid in cash in 1999, (ii) 1,000 unrestricted shares awarded on April 1, 1998 valued at $27.0625 per share, and (iii) 1,785 unrestricted shares awarded on February 9, 1999 valued at $23.25 per share.

(33) Consists of (i) 3,000 restricted shares awarded on April 1, 1998 valued at $27.0625 per share, which were scheduled to vest in three equal annual installments beginning April 1, 1999 and (ii) 5,355 restricted shares awarded on February 9, 1999 valued at $23.25 per share which were scheduled to vest in three equal annual installments beginning January 1, 2000. Pursuant to Mr. Rippel's separation agreement, all restricted shares became fully vested effective May 21, 1999. Dividends were payable on these restricted shares.

(34) Amount consists of (i) $75,000 which was paid in cash in 1998 and (ii) 1,000 unrestricted shares awarded on February 12, 1998 valued at $26.6875 per share.

(35) Consists of 3,000 Restricted Shares awarded on February 12, 1998 valued at $26.6875 per share. These restricted shares were scheduled to vest in three equal annual installments beginning January 1, 1999. Pursuant to Mr. Rippel's separation agreement, all restricted shares became fully vested effective as of May 21, 1999. Dividends were payable on these restricted shares.

    Option Grants. The following table sets forth information with respect to options granted during 1999 to the Chief Executive Officer and the other named executive officers.

OPTION GRANTS IN FISCAL YEAR 1999

	Individual Grants

Name	Number of Shares Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)		Expiration Date	Grant Date Valuation

Chris D. Wheeler	200,000	(1)	100%	$23.875	(2)	5/25/09	$470,000	(3)

(1) These options vest in three equal installments on the first, second and third anniversaries of the May 25, 1999 date of grant.

(2) The exercise price was based on the closing price of Gables' common shares on the May 25, 1999 date of grant.

(3) The grant date valuation has been calculated using an estimated fair value of $2.35 per option granted. This fair value was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.68%, expected term of 7 years, dividend yield of 8.88% and expected volatility of 25%. No forfeitures were assumed. The actual value, if any, that may be realized will depend upon the continued employment of the executive officer holding the option through its vesting period and the excess of the market price over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value realized by the executive officer will be at or near the value estimated by the Black-Scholes option pricing model, which is based on assumptions as to the variables of stock price volatility, future dividend yield, interest rates and holding period.

    Option Exercises and Year-End Holdings. The following table sets forth the aggregate number of options exercised in 1999 and the value of options held at the end of 1999 by the Chief Executive Officer and the other named executive officers.

Aggregated Option Exercises in Fiscal Year 1999 and Fiscal Year-End 1999 Option Values

Name		Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying" Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)

				Exercisable/ Unexercisable		Exercisable/ Unexercisable

Chris D. Wheeler		0	0	2,100/	354,200	$ 0/	$25,000
C. Jordan Clark		0	0	47,900/	150,000	103,725/	0
Michael M. Hefley		0	0	2,100/	4,200	0/	0
Marvin R. Banks, Jr.		0	0	29,868/	100,000	76,677/	0
Marcus E. Bromley	(1)	0	0	253,668/	0	123,002/	N/A
John T. Rippel	(2)	0	0	212,000/	0	124,875/	N/A

(1) Pursuant to Mr. Bromley's separation agreement, all stock options became fully vested as of January 1, 2000. Mr. Bromley will have until the later of December 31, 2002 or the date upon which he is no longer a member of the Board of Trustees to exercise his stock options.

(2) Pursuant to Mr. Rippel's separation agreement, all stock options became fully vested as of May 21, 1999. Mr. Rippel will have until the later of May 21, 2002 or the date upon which he is no longer a member of the Board of Trustees to exercise his stock options.

Employment Agreements

    Gables currently has employment agreements with each of Mr. Wheeler, Mr. Hefley, Mr. Clark and Mr. Banks that will continue in effect through January 1, 2001. The employment agreements automatically renew for additional one-year terms unless a notice to the contrary effect is given by either party. Pursuant to their employment agreements, Mr. Wheeler is serving as Chairman of the Board of Trustees, President and Chief Executive Officer; Mr. Hefley is serving as Senior Vice President and Chief Operating Officer; Mr. Clark is serving as Senior Vice President and Chief Investment Officer; and Mr. Banks is serving as Senior Vice President and Chief Financial Officer.

    Each employment agreement provides for an annual review of base salary. In addition, the Compensation Committee may provide for additional compensation as a bonus, should it determine that such compensation is appropriate in its discretion based on merit, Gables' financial performance and other criteria. See "Incentive Compensation Plan" for a more detailed description of bonus compensation. Pursuant to their employment agreements, Gables is, in general, required to purchase policies of life insurance for the benefit of each of the executive officers in the amount of $1,000,000 per policy. Gables maintains a comprehensive medical plan for the benefit of the executive officers and that of their immediate families, and pays or reimburses each of the executive officers for the cost of disability insurance and provides them with a car allowance currently equal to approximately $600 per month. Each of the executive officers has agreed to devote substantially all of their working time to Gables' business. Pursuant to their employment agreements, Gables has also agreed to indemnify each of the executive officers to the full extent permitted by law and subject to Gables' charter and bylaws with respect to any actions commenced against such executive officer in his capacity as an officer or trustee or former officer or trustee of Gables or any affiliate of Gables for which he may serve in such capacity, and to advance any expenses incurred by such executive officers and trustees in defending such actions.

    If the employment of an executive officer is terminated during the year (1) by Gables without "good reason" (as defined in the relevant employment agreement), (2) within six months following a "change of control" (as defined in the relevant employment agreement), or (3) upon the occurrence of certain other events, the terminated employee will be entitled to (a) immediately vest in any outstanding stock options and grants of restricted shares, and (b) receive a severance payment (the "Severance Amount") equal to his base salary and the higher of (x) his bonus for the preceding year or (y) any approved bonus for any period that had closed prior to the date of termination but had not yet been paid. Upon termination of the employment of an executive officer by reason of death, his estate will be entitled to receive a payment equal to the Severance Amount, except that the amount of such benefit shall be zero if the proceeds of life insurance payable in connection with the employment agreement equals or exceeds $1,000,000. The employment agreements provide that, if an executive officer is terminated for "good reason" or voluntarily terminates his employment (other than termination which occurs within six months following a "change of control"), no Severance Amount will be payable and such individual will not, without the prior written consent of the Board of Trustees, directly or indirectly, compete with Gables with respect to any multifamily apartment residential real estate property development, construction, acquisition or management activities then undertaken or being considered by Gables for a period of twelve months following the termination of employment with Gables.

    During the term of the employment agreement and for a period of twelve months following the termination of employment (other than termination which occurs within six months following a "change of control"), the executive officer will not, directly or indirectly, (1) solicit or induce any present or future employee of Gables to accept employment with the executive officer or any person or entity associated with the executive officer, (2) employ, or cause any person or entity associated with the executive officer to employ, any present or future employee of Gables without providing Gables prior written notice or such proposed employment, or (3) either for himself or for any other person or entity, compete for or solicit the third party owners with whom Gables has an existing property management agreement.

Separation Agreements

    Pursuant to an employment agreement between Gables and Mr. Rippel dated January 1, 1999, Mr. Rippel served as President and Chief Operating Officer through May 21, 1999, the effective date of his resignation. Under the terms of a separation agreement between Gables and Mr. Rippel dated July 1, 1999, Mr. Rippel continued to receive his base salary and benefits through May 21, 1999 and received a lump sum severance payment of $996,968. In addition, all of Mr. Rippel's unvested stock options and restricted shares immediately became vested as of May 21, 1999. Mr. Rippel has until the later of May 21, 2002 or the date upon which he is no longer a trustee of Gables to exercise his stock options.

    Pursuant to the separation agreement, Gables released Mr. Rippel from the terms of the non-competition provisions set forth in his employment agreement. Additionally, Gables agreed that, in the event Mr. Rippel is sued in his capacity as an executive officer or trustee of Gables, (1) he would be entitled to coverage under the trustees' and officers' errors and omissions insurance to the extent applicable, and (2) Gables would indemnify him for all reasonable expenses incurred and any judgements against him to the extent that Gables, in its discretion, determines that his actions as an executive officer and trustee were proper.

    Pursuant to an employment agreement between Gables and Mr. Bromley dated January 1, 1999, Mr. Bromley served as Chairman of the Board of Trustees and Chief Executive Officer through April, 1999. Effective April, 1999, Mr. Wheeler succeeded Mr. Bromley in the role of Chief Executive Officer, at which time Mr. Bromley continued to serve as an executive officer of Gables in the role of Executive Chairman. Mr. Bromley resigned as Chairman of the Board of Trustees and Executive Chairman effective January 1, 2000. Under the terms of a separation agreement between Gables and Mr. Bromley dated January 31, 2000, Mr. Bromley continued to receive his base salary and benefits through December 31, 1999. In early 2000, Mr. Bromley received a cash bonus of $168,958 and 9,810 restricted shares for performance during 1999. He also received a lump sum severance payment of $915,909. In addition, all of Mr. Bromley's unvested stock options and restricted shares immediately became vested as of January 1, 2000. Mr. Bromley will have until the later of December 31, 2002 or the date upon which he is no longer a trustee of Gables to exercise his stock options.

    Pursuant to the separation agreement, Gables released Mr. Bromley from the terms of the non-competition provisions set forth in his employment agreement. Additionally, Gables agreed that, in the event Mr. Bromley is sued in his capacity as an executive officer or trustee of Gables, (1) he would be entitled to coverage under the trustees' and officers' errors and omissions insurance to the extent applicable, and (2) Gables would indemnify him for all reasonable expenses incurred and any judgements against him to the extent that Gables, in its discretion, determines that his actions as an executive officer and trustee were proper.

Share Performance Graph

    The following graph provides a comparison of cumulative total shareholder returns among Gables, the Standard & Poor's ("S&P") 500 Index, and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity Residential REIT Total Return Index (the "Equity Residential REIT Index"), an industry index of 22 equity residential REITs (including Gables). The share performance graph assumes an investment of $100 in each of Gables and the two indexes on January 1, 1995, and the reinvestment of any dividends. Equity Residential REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of residential real estate. Upon written request, Gables will provide any shareholder with a list of the REITs included in the Equity Residential REIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the S&P 500 Index and the Equity Residential REIT Index were provided to Gables by NAREIT.

[GRAPHIC OMITTED]

[The following table was depicted as a line graph in the printed material.]

                               Jan '95  Dec '95  Dec '96  Dec '97  Dec '98  Dec '99

S&P 500 Index                  $100.00  $133.95  $164.70  $219.66  $282.44  $341.83
Equity Residential REIT Index  $100.00  $117.61  $151.64  $175.96  $160.52  $177.74
Gables Residential Trust       $100.00  $117.82  $161.96  $169.24  $153.45  $173.66
1994 Share Option Plan

    Gables adopted the 1994 Share Option Plan to provide incentives to officers, employees and non-employee trustees. The Plan provides for the grant of options to purchase a specified number of common shares or the grant of restricted shares or unrestricted shares. The total number of options and common shares that may be issued under the Plan is currently limited to the greater of 2,952,895 or 9% of the sum of (1) the total number of common shares outstanding at the time of any grant under the 1994 Share Option Plan and (2) the total number of common shares issuable upon the exchange of common units of limited partnership in the Operating Partnership that are outstanding at any such time (other than common units held by Gables or its subsidiaries).

Incentive Compensation Plan

    Each year, Gables establishes an incentive compensation plan (the "Incentive Compensation Plan") for certain officers of Gables. This plan provides for the bonus officers may receive if certain company and business unit performance objectives established for each individual are achieved. The bonus paid to each officer is based upon, among other factors, (1) an evaluation of company performance based on specific quantitative benchmarks and (2) an evaluation of individual performance based on specific qualitative criteria. The weight given to such factors varies depending on the officer's functional and company-wide responsibilities.

Deferred Compensation Plan

    Gables has adopted a deferred compensation plan for key employees pursuant to which executive officers and certain other key employees may elect to defer receipt of up to 50% of total cash compensation for any year. All deferred amounts are credited to a participant's deferral account on the dates such amounts would otherwise have been paid. Credits are also made to deferral accounts to reflect interest at a rate currently equal to 8% per year. All deferred amounts, including interest, will be settled in cash, either in a lump sum or annual installments, following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

    Gables' executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who contribute to Gables' growth. The Compensation Committee of the Board of Trustees is currently composed of the four non-employee trustees whose names appear below this report. The Compensation Committee is responsible for setting base salaries for executive officers, administering the Incentive Compensation Plan and determining awards to executive officers under the 1994 Share Option Plan. In addition to administering executive compensation, the Compensation Committee also administers the 1994 Share Option Plan, reviews and makes recommendations regarding benefit plans and reviews from time to time succession planning for senior management.

Compensation Committee Procedures During 1999

    The fundamental principles of Gables' 1999 executive compensation program were as follows:

  Executive base salaries were kept at amounts approximating the median levels prevailing within the industry.
  A part of each executive officer's compensation was contingent on the award of a cash bonus following a year-end review, which bonus was based on (1) an evaluation of company performance based on specific quantitative benchmarks and (2) an evaluation of the executive's performance of direct functional responsibilities as well as company-wide responsibilities.
  Executive officers were given equity-based awards as an incentive both to perform effectively and to remain with Gables.
  The combination of base salary, annual cash bonus and equity-based awards was targeted to provide the executive officers with compensation that was at or approximated the median level for the industry if Gables achieved a level of performance previously targeted by the Compensation Committee and at a higher level than the median industry level if Gables' performance exceeded such target.

    The 1999 executive compensation program was designed to motivate Gables' executive officers and to align the incentives of the executive officers with the interest of Gables' shareholders.

Base Salaries

    As noted above, in administering the 1999 executive compensation program, the Compensation Committee felt that Gables would be best served if executive base salaries were kept at amounts approximating the median level prevailing within the industry. In September, 1998, the Compensation Committee, in its efforts to ensure the foregoing and maintain a competitive compensation structure, conducted a review of the compensation structure of other real estate investment trusts within Gables' industry, and compared them with Gables' existing compensation structure. Based on that review, Gables' historical growth and financial performance, and each executive officer's performance, tenure with Gables and its predecessor, and industry experience, the Compensation Committee established the following 1999 base salaries for the following executive officers: $325,000 for Mr. Bromley (as Chief Executive Officer), $275,000 for Mr. Rippel (as President and Chief Operating Officer), $250,000 for Mr. Clark (as Senior Vice President and Chief Investment Officer), $250,000 for Mr. Wheeler (as Senior Vice President), and $225,000 for Mr. Banks (as Senior Vice President and Chief Financial Officer). In April, 1999, Mr. Wheeler succeeded Mr. Bromley as Chief Executive Officer, and his base salary was increased to $325,000. At the same time, Mr. Bromley assumed the position of Executive Chairman with a base salary of $225,000. In May, 1999, following Mr. Rippel's resignation, Mr. Hefley, who had been serving as a Vice President, was promoted to the position of Chief Operating Officer, and his base salary was increased from $115,000 to $225,000.

    As it does each year, following the completion of 1999, the Compensation Committee conducted another review of executive base salaries. Specifically, the Committee reviewed separate independent third party surveys of compensation practices at comparable real estate investment trusts. Based on that review, the Compensation Committee determined to increase base salaries for executive officers, effective January 1, 2000, to the following amounts: $338,000 for Mr. Wheeler, $260,000 for Mr. Clark, and $234,000 each for Mr. Hefley and Mr. Banks. Each of these executive officers has entered into an employment agreement with Gables. See "Compensation of Trustees and Executive Officers - Employment Agreements." While such employment agreements automatically renew for additional one-year terms unless a notice to the contrary effect is given by either party, the employment agreements do not provide for annual automatic increases in base salary.

Bonuses

    The Committee previously established an Incentive Compensation Plan that outlined the criteria by which cash bonuses for service in 1999 would be determined. The Incentive Compensation Plan provided that certain executive officers could achieve a cash bonus based on the achievement of a targeted rate of growth in Gables' funds from operations and the Committee's subjective evaluation of such executive officers' individual performances as judged against specific goals based on business function and company-wide responsibilities. Mr. Wheeler's and Mr. Hefley's cash bonuses, however, because they assumed new positions mid-way through the year, were to be based solely on the Committee's subjective evaluation of their individual performances.

    In 2000, the Compensation Committee applied the criteria it had established in the 1999 Incentive Compensation Plan by (i) evaluating the growth in Gables' funds from operations, and (ii) evaluating each executive officer's performance against the criteria established for his position. Based on such evaluations, the Committee awarded the bonuses described in "Compensation of Trustees and Executive Officers - Summary Compensation Table."

    The Compensation Committee has not yet established the specific terms of the 2000 Incentive Compensation Plan.

Equity-based Awards

    The Committee continues to believe that the possibility to earn grants of common shares under the 1994 Share Option Plan serves as a motivating award and an effective tool for retaining experienced and talented executives, and also serves to align the incentives of management with the interest of shareholders. Last year, the Committee announced its intention to award common shares to certain executive officers following the end of 1999 if Gables achieved certain targeted growth rates in its funds from operations. Mr. Wheeler and Mr. Hefley, however, because they assumed new positions mid-way through the year, were eligible to earn common share awards based solely on the Committee's subjective evaluation of their individual performances. Based on corporate performance and/or individual performance during 1999, the Committee awarded a total of 48,310 common shares to executive officers. One-fourth of each award consisted of unrestricted shares and three-fourths consisted of restricted shares that vest in three equal annual installments beginning on January 1, 2001. As stated above, the Committee believes the grant of the unrestricted shares and the benefit from the vesting of the restricted shares will motivate officers and promote the retention of executives.

Compensation of Chief Executive Officer

    In determining the compensation of the Chief Executive Officer, the Compensation Committee applies the same philosophy and procedures as are applied to other executive officers. As discussed above, following its September, 1998 review of executive compensation, the Committee set the 1999 base salary for the Chief Executive Officer position at $325,000. Mr. Bromley served in that role through April, 1999, and Mr. Wheeler served in that role for the remainder of 1999. As also discussed above, the Compensation Committee recently conducted another review of executive base salaries. Based on that review, the Committee has increased Mr. Wheeler's base salary to $338,000, effective January 1, 2000.

    As previously discussed, Mr. Bromley served as Chief Executive Officer through April, 1999, and as Executive Chairman for the remainder of 1999. In accordance with the incentive criteria established in the 1999 Incentive Compensation Plan described above, for his service as both Chief Executive Officer and Executive Chairman, the Committee awarded Mr. Bromley a cash bonus of $168,958 and granted him 2,452 unrestricted shares and 7,358 restricted shares. The restricted shares were scheduled to vest in three equal annual installments beginning January 1, 2001. Pursuant to the terms of Mr. Bromley's separation agreement, all restricted shares became fully vested as of the date of grant. See "Compensation of Trustees and Executive Officers - Separation Agreements."

    Also as previously discussed, Mr. Wheeler served as Senior Vice President through April, 1999, and as President and Chief Executive Officer for the remainder of 1999. In accordance with the incentive criteria established in the 1999 Incentive Compensation Plan described above, for his service as Senior Vice President, President and Chief Executive Officer, the Committee awarded Mr. Wheeler a cash bonus of $325,000 and granted him 3,750 unrestricted shares and 11,250 restricted shares. The restricted shares are scheduled to vest in three equal annual installments beginning January 1, 2001. In addition, at the time of his promotion to Chief Executive Officer, Mr. Wheeler received options to purchase 200,000 common shares at an exercise price of $23.875 per share. These options vest in three equal annual installments beginning on May 25, 2000.

Policy with Respect to the $1 Million Deduction Limit

    The SEC requires that this report comment upon Gables' policy with respect to Section 162(m) of the Internal Revenue Code, which limits the deductibility on Gables' tax return of compensation over $1 million to any of the named executive officers unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by Gables' shareholders. Gables did not pay any compensation during 1999 that would be subject to Section 162(m). Gables believes that, because it qualifies as a REIT under the Internal Revenue Code and therefore is not subject to federal income taxes on its income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect Gables' net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. Gables does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly governed by Section 162(m).

By the Compensation Committee:

David M. Holland
Lauralee E. Martin
John W. McIntyre
D. Raymond Riddle

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of Mr. Holland, Ms. Martin, Mr. McIntyre and Mr. Riddle. None of them has served as an officer of Gables or has any other business relationship or affiliation with Gables, except his or her service as a trustee.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

    The following table shows the amount of common shares and common units of limited partnership interest in the Operating Partnership beneficially owned as of February 1, 2000 by:

  each trustee and named executive officer of Gables;
  each person who beneficially owns more than 5% of the outstanding common shares of Gables; and
  the trustees and executive officers of Gables as a group.

    Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power. Beneficial ownership includes (1) shares which could be purchased by the exercise of options within 60 days of February 1, 2000 and (2) common units of limited partnership interests in the Operating Partnership which may be exchanged for common shares on a one-for-one basis.

Name and Business Address of Beneficial Owners	Number of Shares and Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Units(2)

Trustees and Executive Officers

Chris D. Wheeler (3)	589,123	2.3%	1.9%
C. Jordan Clark (4)	207,366	*	*
Michael M. Hefley (5)	160,718	*	*
Marvin R. Banks, Jr. (6)	133,865	*	*
Marcus E. Bromley (7)	560,332	2.3%	1.8%
David M. Holland (8)	26,028	*	*
Lauralee E. Martin (9)	29,552	*	*
John W. McIntyre (10)	27,425	*	*
Mike E. Miles (11)	4,500	*	*
James D. Motta	0	*	*
D. Raymond Riddle (12)	6,780	*	*
John T. Rippel (13)	580,347	2.3%	1.9%
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339
All trustees and executive officers
as a group (12 persons)	2,326,036	9.0%	7.5%

5% Holders
Stichting Pensioenfonds ABP (14)	1,435,000	5.9%	4.6%
Oude Lindestraat 70
Post bus 2889
6401 DL Heerlen
The Netherlands

Ohio PERS (15)	1,598,617	6.5%	5.1%
277 East Town Street
Columbus, Ohio 43215

LaSalle Investment Management, Inc. and LaSalle Investment Management (Securities), L.P. (16)	2,219,707	9.1%	7.1%
200 East Randolph Drive
Chicago, Illinois 60601

* Less than 1%

(1) Assumes that all common units held by the person are exchanged for common shares. The total number of shares outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for common shares.

(2) Assumes that all common units held by the person are exchanged for common shares. In addition, the total number of shares used in calculating this percentage assumes that all of the common units outstanding held by all persons other than Gables are exchanged for common shares.

(3) Includes 23,000 common shares (including 16,584 restricted shares), 561,923 common units, and options to purchase 4,200 common shares which are currently exercisable or exercisable within 60 days of February 1, 2000.

(4) Includes 41,936 common shares (including 12,574 restricted shares), 105,165 common units, options to purchase 47,900 common shares which are currently exercisable, 4,714 common shares owned by Mr. Clark's minor children, with respect to which common shares Mr. Clark disclaims beneficial ownership, and 7,651 common shares owned by Mr. Clark's spouse, with respect to which common shares Mr. Clark disclaims beneficial ownership.

(5) Includes 14,500 common shares (including 10,375 restricted shares), 142,018 common units, and 4,200 options to purchase common shares which are currently exercisable or exercisable within 60 days of February 1, 2000.

(6) Includes 61,330 common shares (including 10,476 restricted shares), 42,667 common units, and options to purchase 29,868 common shares which are currently exercisable.

(7) Includes 101,998 common shares, 155,009 common units, options to purchase 253,668 common shares which are currently exercisable, and 49,657 common shares owned by Mr. Bromley's minor children, with respect to which common shares Mr. Bromley disclaims beneficial ownership.

(8) Includes 3,028 common shares and options to purchase 23,000 common shares which are currently exercisable. Does not include the approximate 546 common shares which have been credited to Mr. Holland's deferral account pursuant to Gables' deferred compensation program for non-employee trustees.

(9) Includes 2,152 common shares, 4,400 common shares held in Ms. Martin's IRA rollover account, and options to purchase 23,000 common shares which are currently exercisable.

(10) Includes 4,425 common shares and options to purchase 23,000 common shares which are currently exercisable. Does not include the approximate 625 common shares which have been credited to Mr. McIntyre's deferral account pursuant to Gables' deferred compensation program for non-employee trustees.

(11) Includes 4,500 common shares.

(12) Includes 1,780 common shares and options to purchase 5,000 common shares which are currently exercisable. Does not include the approximate 548 common shares which have been credited to Mr. Riddle's deferral account pursuant to Gables' deferred compensation program for non-employee trustees.

(13) Includes 120,933 common shares, 247,414 common units, and options to purchase 212,000 common shares which are currently exercisable.

(14) The indicated ownership is as of September 26, 1996 and is based solely on a Schedule 13D provided by this entity to Gables. The Schedule 13D indicates that this entity has sole voting and dispositive power with respect to all of the shares reported.

(15) The indicated ownership is as of December 31, 1999 and is based solely on a Schedule 13G provided by this entity to Gables. The Schedule 13G indicates that this entity has sole voting and dispositive power with respect to all of the shares reported.

(16) The indicated ownership is as of December 31, 1999 and is based solely on a Schedule 13G provided by these entities to Gables. The Schedule 13G indicates that these shares are beneficially owned as a group by LaSalle Investment Management, Inc. ("LaSalle") and LaSalle Investment Management (Securities), L.P. ("LIMS"), a limited partnership controlled by LaSalle. According to the Schedule 13G, (i) LaSalle beneficially owns 593,300 shares (excluding LIMS' shares), which includes 2,500 shares over which it has sole voting and dispositive power, and 590,800 shares over which it has shared dispositive power, and (ii) LIMS beneficially owns 1,626,407 shares (excluding LaSalle's shares), which includes 412,400 shares over which it has sole voting power, 1,209,907 shares over which it has shared voting power, 403,100 shares over which it has sole dispositive power, and 1,223,107 shares over which it has shared dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Gables' executive officers and trustees, and persons who own more than 10% of a registered class of Gables' equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish Gables with copies of all Section 16(a) forms they file. To Gables' knowledge, based solely on review of the copies of such reports furnished to Gables and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to Gables' executive officers, trustees and greater than 10% beneficial owners were satisfied, except that Mr. Bromley inadvertently failed to file a Form 4 Statement of Changes in Beneficial Ownership of Securities, relating to sales of 1,069 common shares by his minor children. Such sales were reported on the 1999 Form 5 Annual Statement of Changes in Beneficial Ownership.

OTHER MATTERS

Independent Public Accountants

    The accounting firm of Arthur Andersen LLP has served as Gables' independent public accountants since Gables' formation in October, 1993. A representative of Arthur Andersen LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Expenses of Solicitation

    The cost of solicitation of proxies will be borne by Gables. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more employees of Gables. Gables may also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of Gables' common shares.

Shareholder Proposals

    Any shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at Gables' 2001 annual meeting must be received in writing at Gables' principal executive offices on or before December 1, 2000 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Trustees in connection with such meeting.

    Any shareholder proposals intended to be presented at Gables' 2001 annual meeting, other than a shareholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at Gables' principal executive offices no later than March 2, 2001 nor prior to November 17, 2000, together with all supporting documentation required by Gables' bylaws. Proxies solicited by the Board of Trustees will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

PROXY

GABLES RESIDENTIAL TRUST

2859 Paces Ferry Road, Overlook Ill, Suite 1450, Atlanta, GA 30339
Proxy for Common Shares
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned hereby appoints Chris D. Wheeler and Marvin R. Banks, Jr., and each of them, proxies with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of Gables Residential Trust, to be held at the Vinings Club located in the office building of the Company's headquarters at 2859 Paces Ferry Road, Atlanta, Georgia, 30339 on Tuesday May 16, 2000 at 9:00 a.m. local time, and at any adjournments thereof. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the 1999 Annual Report to Shareholders.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

GABLES RESIDENTIAL TRUST
c/o Equiserve
P.O. Box 9398
Boston, MA 02205-9398

Vote by Telephone	Vote by Internet
It's fast, convenient, and immediate. Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:	Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card.	1. Read the accompanying Proxy Statement and Proxy Card.
2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).	2. Go to the Website http://www.eproxyvote.com/gbp
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4. Follow the recorded instructions.	4. Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/gbp anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

|X| Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no instruction is indicated with respect to Item 1 below, the undersigned's votes will be cast in favor of such matter. PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect three Class III Trustees to hold office until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified and one Class I Trustee to hold office until the 2001 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Class III Nominees: (01) Lauralee E. Martin, (02) Mike E. Miles and (03) John T. Rippel

Class I Nominee: (04) James D. Motta

FOR ALL NOMINEES   |_|

WITHHELD FROM ALL NOMINEES |_|

|_|________________________________
For all nominees except as noted above

2. To consider and act upon any matters incidental to the foregoing or any other matters which may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|

For joint accounts each owner should sign. Executors, administrators, trustees, corporate officers and others acting in a representative capacity should give full title or authority.

Signature:_______________________  Date:______________

Signature:_______________________  Date:______________